EARNINGS PER SHARE SCHEDULE

    Calculation of net income

         Net Income (loss)                                 ($19,221)
         Assumed interest expense reduction                       0
         Assumed interest income increase                         0
                                                           ---------
                                                           ($19,221)
                                                           =========

    Calculation of weighted average number of shares
         Weighted average shares outstanding               2,076,667
         Common stock equivalents                                  0
                                                           ----------
                                                           2,076,667
                                                           ==========
         Net income (loss) per share
                                                            ($ 0.009)
                                                           ==========